UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2004

OWENS MORTGAGE INVESTMENT FUND,
a California Limited Partnership

(Exact name of registrant as specified in its charter)

California	000-17248	68-0023931

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2221 Olympic Boulevard Walnut Creek, California	94595

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Signatures
Exhibit 10.1 Assignment Agreement and Release
Exhibit 10.2 Amended and Restated Purchase Agreement

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 27, 2004, Owens Mortgage Investment Fund, a California Limited Partnership (the “Partnership”), Vestin Fund I, LLC and Vestin Fund II, LLC (collectively, the “Sellers”), signed an Assignment Agreement and Release (the “Assignment”) with MGI, LLC (the “Assignor”) and Station Casinos, Inc. (the “Assignee”). In addition, on September 27, 2004, the Sellers signed an Amended and Restated Purchase Agreement (the “Amended Agreement”) with Station Casinos, Inc. or its assigns (the “Buyer”). By their terms, these two agreements were not to become effective until the closing of the specified transactions through escrow on October 1, 2004.

The Sellers were the co-owners of real property and improvements formerly known as the Castaways Hotel, Casino and Bowling Center located in Las Vegas, Nevada (the “Property”). The Sellers obtained joint interests in the Property in February 2004 upon foreclosure of the deed of trust on the Property in the total amount of $22,200,000. The Partnership participates in ownership of deeds of trust with Vestin Fund I, LLC and Vestin Fund II, LLC, but is otherwise unrelated to these entities. The Partnership is unrelated to the Buyer/Assignee and the Assignor.

On June 4, 2004, the Sellers had entered into a Purchase Agreement with the Assignor, whereby the Assignor would purchase the Property from the Sellers at a price of $21,600,000 secured by a note for the full purchase price. The note was to bear interest at 8% per annum payable monthly and be due in two years. The Assignment (Exhibit 10.1) signed on September 27, 2004 assigned the right, title and interest in the Purchase Agreement from the Assignor to the Assignee for a price of $11,982,972 in cash or immediately available funds. The Assignment was executed concurrently with the Amended Agreement on September 27, 2004.

The Amended Agreement (Exhibit 10.2) replaced the Purchase Agreement and provided that the Buyer would purchase the Property for $21,767,028 from the Sellers. Although it was signed on September 27, 2004, both it and the Assignment provided that they did not become effective until the close of escrow on October 1, 2004.

On October 1, 2004, escrows for the related transactions were closed and the Assignment and Amended Agreement were made effective. The Partnership received approximately $13,239,000 as its portion of the net sales proceeds (62.5%), which resulted in a book loss to the Partnership of approximately $83,000.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 Assignment Agreement and Release

10.2 Amended and Restated Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 6, 2004	OWENS MORTGAGE INVESTMENT FUND, a California Limited Partnership By: Owens Financial Group, Inc., General Partner By: /s/ William C. Owens William C. Owens, President